               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                    ________________________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                   __________________________



Date of Report (Date of
earliest event reported): March 14, 1997
                          --------------



                              INTERMEDIA COMMUNICATIONS INC.
                 -------------------------------------------------------
     (Exact name of registrant as specified in its charter)



              Delaware                                   59-2913586
       --------------------------                    -------------------
       (State or other jurisdic-                     (I.R.S. Employer
        tion of incorporation or                      Identification No.)
        organization)



                                      0-20135
                              ------------------------
                              (Commission File Number)


3625 Queen Palm Drive, Tampa, Florida                             33619-1309
-----------------------------------------------------------------------------
 (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (813) 829-0011
                                                   --------------
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Item 5.  Other Events
---------------------

     On March 14, 1997, Intermedia Communications Inc. (the "Company") announced that it completed its previously announced private placement of $300 million gross proceeds of the Company's 13/-1/2% Series A Redeemable Exchangeable Preferred Stock due 2009 (the "Series A Preferred Stock"). The Series A Preferred Stock has a mandatory redemption at March 31, 2009, and is not convertible into common stock. Dividends on the Series A Preferred Stock will accumulate at the rate of 13-1/2% per annum of the liquidation preference thereof and will be payable through March 31, 2002, at the Company's option, in additional shares of Series A Preferred Stock or cash. The proceeds will be used for the Company's recently announced strategic initiatives. These initiatives provide for the accelerated expansion of the Company's addressable market, to be achieved in part by increasing the number of local/long distance voice and data switches in its network.

Item 7.  Financial Statements and Exhibits
------------------------------------------

  Exhibit 20   Press Release, dated March 14, 1997.

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

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 18, 1997

                      INTERMEDIA COMMUNICATIONS INC.
                      ------------------------------
                                (Registrant)



                     By: /s/ David C. Ruberg
                         -----------------------------------------
                         Name:  David C. Ruberg
                         Title: Chairman of the Board, President
                                  and Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------


 Exhibit                                                  Page
    No.        Description                                 No.
  -------      -----------                                -----

     20        Press Release, dated March 14, 1997.         5

                                   EXHIBIT 20

APPROVED FOR PUBLICATION CB   DATE: 3/14/97  12:20 PM
                        ----        -------

                    RELEASE:  Immediately

                    CONTACT:  Barbara Samson
                              INTERMEDIA COMMUNICATIONS
                              813/829-2402

                              Chris Brown
                              INTERMEDIA COMMUNICATIONS
                              813/829-2408

                              Stephen J. Kasser
                              PUBLIC COMMUNICATIONS INC.
                              813/226-2772

           INTERMEDIA COMMUNICATIONS COMPLETES PRIVATE PLACEMENT OF
            $300 MILLION IN REDEEMABLE EXCHANGEABLE PREFERRED STOCK

     Tampa, Fla. -- (March 14, 1997) -- Intermedia Communications, a rapidly growing provider of integrated telecommunications services to business and government customers, today announced that it has completed its previously announced private placement of $300 million of 13-1/2% Series A Redeemable Exchangeable Preferred Stock.

     The preferred Stock has a mandatory redemption at March 31, 2009, and is not convertible into common stock. Dividends for the Preferred Stock will accumulate at the rate of 13-1/2% from the date of issuance, and are payable, at Intermedia's option, in additional shares of the Preferred Stock or cash, for the first five years.

     The proceeds will be used for the company's recently announced strategic initiatives. These initiatives provide for the accelerated expansion of Intermedia's addressable market, to be achieved in part by increasing the number of local/long distance voice and data switches in its network.

     "Without stretching our service territory borders, we are expanding our business plan to include more markets within the Eastern U.S., and to reach them sooner," said David C. Ruberg, Intermedia's chairman, president and chief executive officer.

     "Without materially altering our plan to reach positive EBITDA (earnings before interest, taxes, depreciation and amortization) our new plan, fueled in part by this financing, provides access to a market nearly three times as large as before. To address this new opportunity, we've selected the Preferred Stock security specifically because it does not dilute the position of our current holders of common stock."

     Intermedia Communications is a rapidly growing provider of integrated telecommunications solutions for business and government end users. Intermedia provides integrated, "no assembly required" telecommunications solutions, including voice, data and video services; local and long-distance services; and advanced access services in cities throughout the Eastern United States. Its enhanced data services, including Internet access, offer seamless, end-to-end connectivity to over 1200 cities nationwide, and internationally to virtually anywhere in the world.

     This press release contains forward-looking statements with respect to the market to be served by Intermedia and its plan to reach positive EBITDA. With respect to each of these there can be no assurance as to timing or attainment, which will be subject to numerous risks, including among these, successful management and staffing of the expansion, the ability to compete effectively against much larger service providers and a constantly changing regulatory environment.

     Intermedia is headquartered in Tampa, Florida and is traded on the NASDAQ national market under the symbol ICIX. Intermedia can be found on the World Wide Web at http://www.icix.net.

                                     # # #

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